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                                                                    EXHIBIT 23.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 333-54690) pertaining to the Healthaxis Inc. 2000 Stock Option Plan, (Form S-8 No. 333-15997) the Provident American Corporation Stock Option Plan For Directors, Provident American Corporation 1996 Employee Incentive Stock Option Plan, Provident American Corporation 1996 Incentive Stock Option Plan For Life And Health Insurance Agents, (Form S-8 No. 333-71223) the Provident
Military Market Stock Option Plan, (Form S-8 No. 333-83091) the Provident American Corporation Amended And Restated Stock Option Plan For Directors, (File No. 333-33842) the Pre-Effective Amendment No. 1 To Form S-3, (Post-Effective Amendment No. 1 on Form S-8 to Form S-4 No. 333-30256) the Registration Statement pertaining to the Healthaxis.com, Inc. Amended and Restated 1998 Stock Option Plan and the Insurdata Incorporated 1999 Stock Option Plan, and (File No. 333-98951) the Registration Statement on Form S-3 and the related Prospectus for the registration of 1,450,000 shares of its common stock, of our report dated March 24, 2004, with respect to the consolidated financial statements of Healthaxis, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 2003 filed with the Securities and Exchange Commission.

                                                 /s/ Ernst & Young LLP
Dallas, Texas
March 24, 2004